                              EMPLOYMENT AGREEMENT
                              --------------------

         EMPLOYMENT AGREEMENT, dated February 18, 1999 by and between
ENAMELON, INC., a Delaware corporation, having a principal place of business at 15 Kimball Avenue, Yonkers, New York 10704 (the "Company"), and KIM HARDINGHAM, having a residence address at 3 Chaucer Ct., Princeton Junction, New Jersey 08550 (the "Executive").

                                    RECITALS
                                    --------

         The Executive is experienced in the field of developing, manufacturing, marketing, and selling dentifrice and other oral care products. The Company desires to employ the Executive to act as President of the Company and to render services in that field, and the Executive desires to render such services on behalf of the Company. Accordingly, the Company and the Executive desire to set forth the terms and conditions on which (i) the Company will employ the Executive, (ii) the Executive will render services to the Company and to any other corporation or business entity controlled by the Company (each, a "Subsidiary"), and (iii) the Company will compensate the Executive for such services.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.                Employment.
                           ----------

                           The Company hereby employs the Executive, and the
Executive hereby accepts such employment, upon the terms and conditions herein set forth.

         2.                Term.
                           ----

                           The term of this Agreement shall commence on the date
hereof and shall continue until terminated by the Company or the Employee in their sole discretion, subject to the termination provisions of Sections 7, 8 and 9 and the other provisions of this Agreement.

         3.                Duties and Responsibilities.
                           ---------------------------

         3.1 During the Term of this Agreement, the Executive shall serve the Company in an executive capacity and shall perform such duties as are determined from time to time by the Company's Board of Directors. The Executive shall devote his full attention and apply his best efforts, energies and skills on a full-time basis, to the business of the Company and each Subsidiary (such corporations or other business entities being referred to herein collectively as the "Enamelon Group") and shall not during the Term of this Agreement be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. Subject to the provisions of Section 10 hereof, the foregoing restriction shall not be construed as preventing the Executive from investing his assets in such form or manner as will not require any services on his part in the operation of the affairs of the companies in which such investments are made. In addition, the Company acknowledges that the Executive and members of his family are the sole equity owners of Princeton Dental Products, LLC ("PDP"). Anything in this Section 3 or in Section 10 to the contrary notwithstanding, for so long as PDP is not a Competing Business (as defined in Subsection 10.1.1), the Executive shall have the right during the Employment Period and the Post- Termination Period (as such terms are defined in Subsection 10.2) to continue to own an equity interest in PDP and to consult with or give advice to PDP, provided that such consultation or advisory services are not rendered during the Company's normal business hours and otherwise do not interfere with the Executive's performance of his duties hereunder.

         3.2 During the Term, the Executive shall serve as and perform the functions of President and Chief Operating Officer of the Company and shall perform such other duties and functions as the Board of Directors, the Chairman of the Board, or the Chief Executive Officer of the Company may determine, consistent with the Executive's experience and background. The Executive will be one of the Company's principal operating officers and will conduct and manage the Company's business in accordance with the policies established by the Company from time to time. The Executive shall be principally responsible for performing such services at the Company's offices at 7 Cedar Brook Road, Cranbury, New Jersey.

         3.3 The Executive shall have a fiduciary duty to act only in the best interest of the Enamelon Group and acknowledges that he owes the Enamelon Group a high degree of trust and loyalty. While he is employed by the Company, the Executive shall not take any action which would harm or detrimentally impact upon the Enamelon Group's business.

         3.4 At all times during the performance of this Agreement, the Executive shall strictly adhere to all policies, rules and regulations that have now been, or may hereafter be, established by the Enamelon Group for his conduct, including, but not limited to, all matters set forth in the Company's Employee Handbook, as modified from time to time, a copy of which will be provided to the Executive. The Executive shall be promptly informed of any new policies, rules and regulations. The Executive shall report directly to, and shall be subject to the direction and control of, Dr. Steven R. Fox, the Chairman of the Board and Chief Executive Officer of the Company.

         3.5. In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company that (a) the Executive is not a party or subject to any employment agreement or arrangement with any other person, firm, company, corporation or other business entity, and (b) the Executive is subject to no restraint, limitation, or restriction

                                        2

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by virtue of any agreement or arrangement or by virtue of any law or rule or otherwise which would impair the Executive's right or ability (i) to enter the employ of the Company, or any other member of the Enamelon Group or (ii) to perform fully his duties and obligations pursuant to this Agreement.

         4.                Compensation.
                           ------------

         4.1 For all services rendered by the Executive under this Agreement, the Company shall pay the Executive, and the Executive shall accept, (i) a salary of $200,000 per year, subject to adjustment from time to time as determined by the Board of Directors (the "Salary"), and (ii) a bonus to be determined annually by the Board of Directors of the Company (the "Bonus").

         4.2 The Company shall pay the Executive's Salary in equal bi-weekly installments and shall pay the Executive's Bonus earned with respect to any period at such time or times as the Board of Directors of the Company shall determine. All payments of Salary and Bonus shall be subject to all withholding and other employment taxes required by law, which shall be withheld and paid by the Company in accordance with its normal payroll practices.

         4.3 The Company shall grant the Executive as of the date hereof options to purchase 100,000 shares of the Company's Common Stock in accordance with the terms of the Company's 1997 Incentive Stock Option Plan (the "1997 Plan") at an exercise price equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the date hereof. Options to purchase 25,000 shares shall become exercisable on the first, second, third and fourth anniversaries hereof. Such options shall be incentive stock options to the extent permitted by applicable law and, subject to the terms of the 1997 Plan, shall remain exercisable for a period of ten years after the date hereof.

         5.                Benefits.
                           --------

         5.1 The Executive shall be entitled to four weeks of paid vacation per calendar year, as shall be approved by the Chief Executive Officer of the Company consistent with the Company's schedule and the Executive's needs. The Executive shall not take more than two consecutive weeks of vacation during any year. No portion of any unused vacation time shall be carried over to a subsequent period unless specifically authorized by the Chief Executive Officer.

         5.2 The Executive shall also be entitled to participate in any pension or profit sharing plan, stock purchase plan, stock option plan, group life insurance plan, hospitalization insurance plan, medical services plan and other similar plans, now or hereafter existing, afforded to executive officers of the Enamelon Group.


                                        3

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         6.                Expenses.
                           --------

         6.1 As a condition of his employment, the Executive shall maintain an automobile. Accordingly, the Company shall lease an automobile for the Executive's use, the payments for which shall not exceed $500 per month. In addition, the Company shall pay or reimburse the Executive for tolls, parking, gasoline, maintenance and other expenses incurred in connection with the performance of his duties hereunder, which shall be paid upon presentation of original invoices.

         6.2 The Executive shall be authorized to incur other ordinary and necessary business expenses in connection with the performance of his duties hereunder, including travel expenses and entertainment expenses, as shall be authorized by the Chairman or Chief Executive Officer of the Company. Such expenses shall be reimbursed only upon presentation of paid receipts and/or original invoices and such other information as shall be required for tax purposes.

         6.3 If any salary payment, medical reimbursement, fringe benefit, expense allowance payment, or other expense incurred by the Company for the benefit of the Executive is disallowed in whole or in part as a deductible expense of the Company for federal income tax purposes, the Executive shall reimburse the Company, upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115 and is for the purpose of entitling the Executive to a business expense deduction for the tax year in which the repayment is made to the Company. In this manner, the Company shall be protected from having to bear the entire burden of a disallowed expense item.

         7.                Sick Leave; Disability.
                           ----------------------

         7.1 The Executive shall be entitled to annual paid sick leave in length to conform with the Company's general employment practices for executive officers.

         7.2 If the Executive is unable to perform his duties hereunder by reason of physical or mental incapacity or infirmity (a "Disability") for a period of 90 consecutive days or a period of 180 days during any consecutive 12-month period or the earlier appointment of a guardian, conservator or committee for his person, then the Executive shall be "Disabled " for purposes of this Agreement and the period of his Disability as provided above shall be referred to herein as the "Disability Period". The existence of a Disability hereunder shall be determined by a licensed physician selected by the Company, subject to the consent of the Executive, which consent shall not be unreasonably withheld, and the Executive hereby consents to an examination by such physician for such purpose. During the Disability Period, the Company shall continue to pay the Executive the Salary earned hereunder; provided, however, that such payments shall be reduced by the amount of any disability income payments the Executive receives during the Disability Period under any policy carried by the Company of which the Executive is the

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beneficiary. The Company shall have the right to terminate this Agreement and the Executive's employment hereunder for Disability at any time after the end of the Disability Period.

         8.                Death During Employment.
                           -----------------------

                           If the Executive shall die during the Term, the
Company shall pay to the estate of the Executive the Salary that would otherwise be payable to the Executive up to the date of his death. The Company shall have no further obligation to the Executive's estate.

         9.                Termination.
                           -----------

         9.1 The Company shall have the right to terminate the Executive's employment for Cause (as hereinafter defined in Subsection 9.2) at any time, which termination shall be effective immediately upon the Company's giving notice to the Executive setting forth in reasonable detail the grounds therefor. If the Executive's employment is terminated for Cause, the Company shall pay to the Executive within 45 days after such termination, all accrued Salary earned through the date of termination. The Executive hereby specifically acknowledges that upon termination of his employment for Cause, he shall have no right to receive any other payments provided for under this Agreement.

         9.2 For purposes of this Agreement, any of the following actions or events shall constitute grounds for termination of the Executive's employment for "Cause":


         (i) the Executive's neglect or refusal to perform, or if he otherwise fails to perform, his duties as an executive officer and employee of the Company.

         (ii) any other conduct constituting a breach of this Agreement or of any code of conduct heretofore or hereafter adopted by the Company or the Enamelon Group;

         (iii) the Executive's conviction (including a conviction on a nolo contendere plea) of a felony or misdemeanor (other than minor traffic offenses);

         (iv) any willful, intentional, or grossly negligent act having the effect of significantly injuring the Executive's reputation or the reputation or business of the Enamelon Group; or

         (v) any other malfeasance, misfeasance or nonfeasance by the Executive relative to or in connection with the performance of his duties

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hereunder (including, without limitation, the Executive's inability to perform his duties hereunder as a result of chronic alcoholism or drug addiction).

         9.3 The Company shall have the right to terminate the Executive's employment without Cause at any time, which termination shall be effective 30 days after the Company gives notice thereof to the Executive. If the Executive's employment is terminated by the Company on or prior to the first anniversary of this Agreement without Cause and other than as a result of his death or Disability, the Company shall pay, and the Executive shall accept, one week of Executive's Salary for each calendar month or part thereof served hereunder through the date of termination as full compensation for all obligations due to the Executive. If the Executive's employment is terminated after the first anniversary of this Agreement without Cause and other than as a result of the Executive's death or Disability then, and in such event, the Company shall pay the Executive, and the Executive shall accept, as full compensation for all obligations due to the Executive, an amount equal to one-half of his annual Salary, which amount shall be paid in six equal monthly installments commencing one month after the effective date of termination. The Executive hereby specifically acknowledges that upon such termination of his employment, he shall have no right to receive any other payments provided for under this Agreement.

         9.4 If the Executive voluntarily terminates his employment with the Company (for any reason whatsoever), the Company shall pay to the Executive his accrued Salary through the date of termination. The Executive hereby specifically acknowledges that upon voluntary termination of his employment, he shall have no right to receive any other payments otherwise provided for under this Agreement.

         9.5 If the Executive's employment is terminated for Disability or death, then the Company shall pay to the Executive or his personal representatives, legatees, appointees or distributees, as the case may be, his accrued Salary earned through the date of termination.

         9.6 Notwithstanding anything contained herein to the contrary, if during the Post-Termination Period (as hereinafter defined in Subsection 10.2) the Executive obtains other employment or engages in his own business or otherwise engages in any business activities for his own benefit or account, the Executive shall immediately notify the Company, and an amount equal to the Executive's total salary, compensation, and other income during such period from such other employment, business or business activities shall be applied pro tanto in reduction to any amounts payable under this Section 9 during the Post-Termination Period.

         10.      Restrictive Covenants.
                  ---------------------

         10.1 The Executive acknowledges that (i) the business activities of the Enamelon Group include and are expected to include the development, manufacture, marketing, and sale of

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dentifrice and other oral products intended to enhance remineralization of teeth
("Remineralization Products") based on the Company's licensed and patented technologies throughout the world, (ii) he will have a major responsibility for the development, management and operation of the business of the Company, (iii) the Company's business is intended to be international in scope, (iv) his employment by the Company will bring him into close contact with confidential information of the Company, its Subsidiaries, its customers, and its suppliers,
(v) the agreements and covenants contained in this Section 10 are essential to protect the business interests of the Company and the Company would not enter into this Agreement but for such agreements and covenants, and (vi) he has means to support himself and his dependents other than by engaging in the business of developing, manufacturing, marketing and selling Remineralizing Products. Accordingly, the Executive agrees as follows:

         10.1.1 Except as otherwise specifically provided for in this Agreement, throughout the Employment Period and the Post-Termination Period (as such terms are defined in Subsection 10.2) the Executive shall not, directly or indirectly,
(i) engage, in any country in the world in which the Company is engaged in business, in any business in which the Company is engaged or in which the Company is planning to engage, in each case at the beginning of the Post-Termination Period (a "Competing Business") or (ii) without limiting the generality of clause (i) above, be or become, or agree to be or become, interested in or associated with, in any capacity (including, without limitation, as a partner, shareholder, owner, officer, director, executive, principal, agent, creditor, trustee, consultant, co-venturer or otherwise), any individual, corporation, firm, association, partnership, joint venture or other business entity, which is engaged in or which is planning to engage in any Competing Business; provided, however, that the Executive may own, solely as an investment, securities of any publicly held corporation traded on any national securities exchange in the United States of America, if the Executive is not a controlling person of or member of a group that controls, such corporation and does not, directly or indirectly, own more than 1% of any class of securities of such corporation.

         10.1.2 Throughout the Employment Period and the Post-Termination Period, the Executive shall not, directly or indirectly (i) induce or attempt to influence any employee of the Enamelon Group to leave its employ, (ii) aid or agree to aid any competitor, customer or supplier of the Enamelon Group in any attempt to hire any person who shall have been employed by the Enamelon Group within the one (1) year period preceding such requested aid, or (iii) induce or attempt to influence any person or business entity who was a client or supplier of the Enamelon Group during any portion of such period to transact business with a competitor of the Enamelon Group in a Competing Business.

         10.1.3 Throughout the Employment Period and thereafter, the Executive shall not disclose to anyone any information about the affairs of any member of the Enamelon Group, including without limitation, trade secrets, inventions, customer lists, client lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers, or other

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financial information not publicly disclosed and which is confidential to the
Enamelon Group or is not generally known in the relevant trade (collectively, "Proprietary Information"), regardless of whether the Executive developed such Proprietary Information, nor shall the Executive make use of any such Proprietary Information for his own benefit.

         10.2 For the purposes of this Agreement the following terms shall have respective meanings ascribed to them below:

         10.2.1 "Employment Period" means the period of the Executive's employment by the Company, including such period of employment, if any, extending beyond the Term.

         10.2.2 "Post-Termination Period" means the two-year period commencing with the end of the Employment Period.

         10.2.3 "Restrictive Covenants" means any of the provisions of Subsection 10.1 hereof.

         10.3 If the Executive breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

         10.3.1 The Executive shall account for and pay over to the Company all compensation, profits, monies, accruals and other benefits derived or received by the Executive or any person or business entity affiliated with the Executive as a result of any action or transactions constituting a breach of any of the Restrictive Covenants.

         10.3.2 Notwithstanding the provisions of Subsection 10.3.1 above, the Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the Restrictive Covenants, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

         10.4 If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full force and effect, without regard to the invalid or unenforceable portions.

         10.5 If any of the Restrictive Covenants, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

         10.6 The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. In the event that the courts of any one or more of such jurisdictions shall hold such Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdictions within the geographical scope of such Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         11.               Insider Information.
                           -------------------

                           In the course of the performance of the Executive's
duties hereunder, the Executive may become aware of information regarding the Company, its Subsidiaries, and their respective businesses that may be considered "inside information" for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the Rules and Regulations promulgated thereunder. The Executive acknowledges that his purchase or sale securities of the Company while in possession of such inside information or his informing any other person of such inside information for the purpose of purchasing, selling or otherwise dealing in securities of the Company is prohibited by law and shall constitute a breach of this Agreement and a basis for termination of the Executive's employment for Cause.

         12.               Inventions.
                           ----------

                           All inventions, discoveries, investigations,
improvements, know-how, trade secrets, and developments in technology ("Inventions") that relate to the business carried on, or then planned to be carried on, by the Enamelon Group that have been or shall be made, conceived, learned of or reduced to practice by the Executive, either alone or with others, whether the activity in question takes place within or outside the usual working hours of the Executive or on or off the premises of the Company, shall be held by the Executive for the exclusive benefit of the Company, and the Executive shall assign in writing to the Company, without any payment being required on the part of the Company, all of the right, title and interest that he may have acquired in and to any Inventions. In addition, he shall, both during and at any time prior to three (3) years after the Employment Period, assist the Company in every way reasonably requested by the Company, at the expense of the Company without cost to the Executive (and with reasonable compensation to the Executive in the event his employment has then ended), to obtain for the Company in any and all countries, and to maintain and enforce patents or the reissue or extension thereof on all Inventions that have been or may be assigned.

         13.               Documentation of Proprietary Information and
                           --------------------------------------------
                           Inventions.
                           ----------

                           All documents, records, models, prototypes or other
tangible embodiments or evidence of Proprietary Information or Inventions, and all copies of the foregoing ("Materials"), that may at any time be acquired by or come into the possession of the Executive are the sole and exclusive property of the Company. All Materials shall be surrendered to the Company upon the request by the Company at any time. In addition, upon the reasonable request by the Company at any time, the Executive shall prepare Materials accurately and adequately to describe, set forth or embody any Proprietary Information or Inventions and deliver the same to the Company in order to accomplish or complete the transfer thereof to the Company, and the Executive shall be reimbursed by the Company for all of his reasonable out-of-pocket expenses incurred in so doing. During or at any time prior to three (3) years after the Employment Period, the Executive shall execute all documents and take all such other action as the Company may reasonably require (being reimbursed for all of his reasonable out-of-pocket expenses in this connection) in order to assign the Company any and all copyrights and reproduction rights to any Materials prepared by him during and in connection with such employment.

         14.               Insurance.
                           ---------

         The Company may, from time to time, apply for, purchase and maintain, in its own name and at its own expense, life, health, accident, disability or other insurance upon the Executive in any sum or sums that it may deem necessary to protect its interests, and the Executive agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including, without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company. In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company that to the best of his knowledge the Executive is insurable at standard (non-rated) premiums.

         15.               Miscellaneous.
                           -------------

         15.1 This Agreement is a personal contract, and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive, except as otherwise expressly permitted by the provisions of this Agreement. The Executive shall not under any circumstances have any option or right to require payment hereunder otherwise than in accordance with the terms hereof. Except as otherwise expressly provided herein, the Executive shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Executive shall be for the sole personal benefit of the Executive, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Executive; provided, however, that (i) the Executive shall have the right to assign his right to receive any payment previously due and owing, subject to all claims and defenses of the Company, and
(ii) in the event of the Executive's death or Disability the Executive's estate, legal representatives or beneficiaries (as the case may be) shall have the right to receive all of the benefits that accrued to the Executive pursuant to, and in accordance with, the terms of this Agreement.

         15.2 The Company shall have the right to assign this Agreement to any successor to substantially all of its business or assets, and the Executive and any such successor shall be bound by all provisions hereof.

         15.3 Any notice required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for whom or which intended, at the address of such party set forth below, by registered or certified mail, return receipt requested or at such other address as either party shall designate by notice to the other in the manner provided herein for giving notice:

         If to the Company:               Emamelon, Inc.
                                          15 Kimball Avenue
                                          Yonkers, New York 10704
                                          Attention: Chairman

         with a copy to:                  Snow Becker Krauss P.C.
                                          605 Third Avenue
                                          New York, NY  10158-0125
                                          Attn:  Eric Honick, Esq.

         If to Executive:                 Mr. Kim Hardingham
                                          3 Chaucer St.
                                          Princeton Junction, New Jersey 08550

         15.7 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.8 If any provision of this Agreement, or any part thereof, is held to be illegal or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.

         15.9 Each of the parties hereto shall, at any time and from time to time hereafter, upon the reasonable request of the other, take such further action and execute, acknowledge and deliver all such instruments of further assurance as necessary or appropriate to carry out the provisions of this Agreement.

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         15.10 This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the subject matter hereof. No representations or warranties of any kind or nature relating to the Company or its business, assets, liabilities, operations, future plans or prospects have been made by or on behalf of the Company to the Executive.

         15.11 All controversies or claims arising out of or relating to this Agreement, or the breach hereof, except for those relating to or arising out of Sections 10, 11 and 12 hereof, or the breach of such Sections, shall be settled by arbitration in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         15.12 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within that State.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                ENAMELON, INC.



                                                By:   /s/ Dr. Steven R. Fox
                                                      -----------------------
                                                         Dr. Steven R. Fox
                                                         Chairman



                                                      /s/ Kim Hardingham
                                                      -----------------------
                                                         Kim Hardingham




                                       12